 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
P.A.M. TRANSPORTATION SERVICES, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 7, 2017,
UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if  (1) certificates for your shares of common stock, par value $0.01 per share, of P.A.M. Transportation Services, Inc., a Delaware corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by mail or transmitted by e-mail transmission to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
The Depositary for the Offer is:
Computershare Trust Company, N.A.
By First Class Mail:	By E-mail Transmission:	By Registered Mail or Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall St, Suite V Canton, MA 02021
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery. Please be advised that submissions made outside of normal business hours may be subject to a fee by the Depositary. Notice of guaranteed delivery for physical share presentation by broker must be E-MAILED to the agent before it is covered.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated October 10, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
Number of Shares to be tendered:                 shares.
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER “(2) Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED
☐ $27.00	☐ $28.00	☐ $29.00	☐ $30.00
☐ $27.50	☐ $28.50	☐ $29.50
OR
(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “(1) Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.
☐ The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $27.00 PER SHARE.
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2017
Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.